UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2011

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 8.01 below is incorporated by reference into this Item 3.02. Exelixis, Inc. (“Exelixis”) relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 thereunder, for the issuance of the Shares (as defined below). As part of executing that certain Stock Purchase and Stock Issuance Agreement, dated October 28, 2002, by and between SmithKlineBeecham Corporation (now GlaxoSmithKline LLC (“GSK”)) and Exelixis, as amended, GSK represented to Exelixis that it is an “accredited investor” as defined in Regulation D of the Securities Act and that the Shares to be issued by Exelixis were to be acquired for investment purposes and without a view to sale or distribution.

Item 8.01	Other Events.

On October 27, 2011, Exelixis issued an aggregate of 5,537,906 shares of Exelixis common stock (the “Shares”) to GSK in full repayment of the aggregate principal and interest outstanding of $36.9 million under the loan by GSK to Exelixis pursuant to that certain Loan and Security Agreement, dated October 28, 2002, by and between SmithKlineBeecham Corporation (now GSK) and Exelixis, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXELIXIS, INC.

Date: October 27, 2011	/s/ James B. Bucher
James B. Bucher Vice President, Corporate Legal Affairs and Secretary